UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2014

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On July 15, 2014, Central Federal Corporation (the “Company”) completed the sale of 210,000 additional shares of its 6.25% Non-Cumulative Convertible Perpetual Preferred Stock, Series B, with a liquidation preference of $25.00 per share (“Series B Preferred Stock”), for an aggregate offering price of $5,250,000.  The 210,000 shares of Series B Preferred Stock were sold pursuant to the Company’s private placement of up to 480,000 shares of Series B Preferred Stock for an offering price of $25.00 per share (the “Private Placement”).  The Company previously reported the sale of 270,000 shares of Series B Preferred Stock in the Private Placement on May 12, 2014.

The Series B Preferred Stock was sold by the Company in the private placement with the assistance of McDonald Partners, LLC, as placement agent, on a best efforts basis.   After payment of approximately $482,000 in placement fees to McDonald Partners, LLC and approximately $140,000 of other offering expenses, the Company’s net proceeds from its sale of the 480,000 total shares of Series B Preferred Stock sold in the private placement were approximately $11,378,000.

On July 21, 2014, the Company issued a press release announcing the successful completion of the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

For each share of Series B Preferred Stock sold in the Private Placement, the Company also issued, at no additional charge, a warrant (“Warrant”) to purchase (i) 2.00 shares of common stock of the Company if the purchaser purchased less than $700,000 (28,000 shares) of Series B Preferred Stock in the Private Placement, or (ii) 3.25 shares of common stock if the purchaser purchased $700,000 (28,000 shares) or more of Series B Preferred Stock in the Private Placement.  Warrants to purchase 542,125 shares of common stock were issued by the Company to the purchasers of the 210,000 shares of Series B Preferred Stock sold on July 15, 2014, and Warrants to purchase an aggregate of 1,152,125 shares of common stock were issued by the Company to the purchasers of the 480,000 total shares of Series B Preferred Stock sold in the Private Placement.  Subject to the limitations described below, the Warrants are exercisable for a period of approximately five (5) years expiring on July 15, 2019, at a cash purchase price of $1.85 per share of common stock.

Subject to the limitations described below, each share of the Series B Preferred Stock may be converted at any time, at the option of the holder, into approximately 14.29 shares of the Company’s common stock, subject to anti-dilution adjustments set forth in the Certificate of Designations filed with the Secretary of State of Delaware on May 7, 2014 (the “Certificate of Designations”).  The conversion ratio was calculated using a conversion price of $1.75, which was approximately 15.9% over the $1.51 closing price for the Company’s common stock on July 14, 2014, and approximately 19.9% over the $1.46 closing price for the Company’s common stock on May 9, 2014.  The initial conversion price of $1.75 will adjust for stock dividends, stock splits and other corporate actions.

In addition, on or after the third anniversary of the date on which shares of Series B Preferred Stock are first issued (i.e., May 12, 2014), if the stockholders of the Company have previously approved the issuance of the shares of the common stock upon the conversion of the Series B Preferred Stock and exercise of the Warrants, as further discussed below, the Company may at its option and subject to the limitations described below, cause all of the Series B Preferred Stock to be converted into shares of common stock of the Company at the then-applicable conversion ratio. The Company may exercise its conversion right if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, ending on the trading day preceding the date the Company gives notice of mandatory conversion, the closing price of the Company’s common stock exceeds 135% of the then-applicable conversion price of the Series B Preferred Stock.

Unless and until the Company obtains the approval of its stockholders for the issuance of the shares of common stock upon the conversion of the Series B Preferred Stock and/or the exercise of the Warrants, the Series B Preferred Stock cannot be converted into, and the Warrants cannot be exercised for, more than 19.9% of the total outstanding common stock of the Company or more than 19.9% of the total voting power of the Company’s securities calculated as of immediately prior to the completion of the Private Placement.  No purchaser of the Series B Preferred Stock in the Private Placement will be permitted to convert (or exercise Warrants for) more than its pro rata amount of such total determined based upon such purchaser’s percentage ownership of the aggregate principal number of shares of common stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants.  This restriction has been imposed to comply with the NASDAQ Stock Market rule which requires that issuances of shares in a private placement of securities listed on NASDAQ must be approved by stockholders when the aggregate voting power of such securities would equal or exceed 20% of the number of shares of common stock outstanding prior to the transaction.

The Company has agreed to call and hold a meeting of its stockholders, within 120 days following the first sale of Series B Preferred Stock in the Private Placement, to present a proposal to approve the issuance of the shares of common stock upon the conversion of the Series B Preferred Stock and exercise of the Warrants in accordance with the requirements of the NASDAQ rule (the “Special Meeting”).  If the required stockholder approval is not obtained at the Special Meeting, the Company has agreed to call and hold additional meetings no less than every six months until the required stockholder is obtained.  Certain directors and officers of the Company, who collectively own approximately 17% of the issued and outstanding shares of common stock of the Company, have executed voting agreements pursuant to which they have agreed to vote their shares in favor of such proposal.

The Company will file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Special Meeting (the “Special Meeting Proxy Statement”). Investors are urged to read the Special Meeting Proxy Statement when it becomes available because it will contain important information. You will be able to obtain the Special Meeting Proxy Statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov.  Copies of the Special Meeting Proxy Statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Central Federal Corporation, 7000 N. High Street, Worthington, Ohio 43085, Attention:  Thad Perry, President, telephone (614) 334-7979.

The directors and executive officers of the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2014 and the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 22, 2014.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Special Meeting Proxy Statement and other relevant materials to be filed with the SEC when they become available.  Investors should read the Special Meeting Proxy Statement carefully when it becomes available before making any voting or investment decisions.

The Series B Preferred Stock and Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state in reliance upon exemptions from registration thereunder, including the exemptions provided under Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.  The Series B Preferred Stock and Warrants were sold solely to “accredited investors” as defined in Rule 501(a), and neither the Series B Preferred Stock or Warrants, nor any shares of common stock of the Company into which the Series B Preferred Stock may be converted or for which the Warrants may be exercised, may be resold for a period of at least six months from the date of issue without registration or an exemption from registration under the Securities Act and applicable state securities laws.  However, the Company has agreed to provide certain registration rights to the holders of the Warrants pursuant to the terms of a Registration Rights Agreement between the Company and each purchaser of Series B Preferred Stock and Warrants in the Private Placement.

Item 3.03.  Material Modification to Rights of Security Holders.

The Series B Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up of the Company, senior to the Company’s common stock and each other class or series of capital stock the Company may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding-up of the Company.  As a result, so long as the Series B Preferred Stock remains outstanding, the Company will be prohibited from paying dividends on (other than dividends payable solely in shares), or repurchasing or redeeming (other than pursuant to an employee benefit plan or arrangement or under certain other limited circumstances), the Company’s common stock and any other securities that rank junior to the Series B Preferred Stock unless full dividends on the Series B Preferred Stock for the then-current dividend period have been paid or set aside for payment.

The information set forth under Item 3.02 above regarding the conversion of the Series B Preferred Stock into the Company’s common stock, and the exercise of the Warrants for the Company’s common stock, is incorporated by reference into this Item 3.03.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1

Certificate of Designations for the 6.25% Non-Cumulative Convertible Perpetual Preferred Stock, Series B, of Central Federal Corporation (incorporated herein by reference to Exhibit 3.1 to Central Federal Corporation’s Current Report on Form 8-K dated May 12, 2014, and filed with the SEC on May 13, 2014 (File No. 0-25045))

4.1

Form of Certificate for the Series B Preferred Stock of Central Federal Corporation (incorporated herein by reference to Exhibit 4.1 to Central Federal Corporation’s Current Report on Form 8-K dated May 12, 2014, and filed with the SEC on May 13, 2014 (File No. 0-25045))

4.2

Form of Warrant for the purchase of common stock of Central Federal Corporation (incorporated herein by reference to Exhibit 4.2 to Central Federal Corporation’s Current Report on Form 8-K dated May 12, 2014, and filed with the SEC on May 13, 2014 (File No. 0-25045))

4.3

Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.3 to Central Federal Corporation’s Current Report on Form 8-K dated May 12, 2014, and filed with the SEC on May 13, 2014 (File No. 0-25045))

99.1	Press release dated July 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: July 21, 2014	By:	/s/ Tim T. O’Dell
Tim T. O’Dell
Chief Executive Officer